UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2012

KINDER MORGAN ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-11234	76-0380342
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 6, 2012, Kinder Morgan Energy Partners, L.P. (the “Partnership”) entered into a Credit Agreement (the “Credit Agreement”) among the Partnership, as Borrower; Wells Fargo Bank, National Association, as Administrative Agent; Barclays Bank PLC, as Syndication Agent; and the lenders listed on the signature pages to the Credit Agreement. The Credit Agreement provides for a $2.0 billion credit facility that may be used to back commercial paper issuances and for other general partnership purposes. The Credit Agreement will be effective upon satisfaction or waiver of the conditions provided in the Credit Agreement, which include satisfaction of the closing conditions (other than payment) set forth in the Contribution Agreement, dated August 6, 2012, among the Partnership, Kinder Morgan, Inc., El Paso TGPC Investments, L.L.C. and El Paso EPNG Investments, L.L.C. The Credit Agreement will mature six months after its effective date, unless earlier terminated.  The size of the credit facility will be reduced, prior to any borrowing thereunder, by an amount equal to the net cash proceeds of certain debt and equity issuances in excess of $1.65 billion.  In addition, after the effective date, the Partnership is required to prepay borrowings under the credit facility with net proceeds from certain debt and equity issuances and from the expected sale of certain of the Partnership’s assets required in order for Kinder Morgan, Inc. to receive approval from the U.S. Federal Trade Commission for its acquisition of El Paso Corporation, and such prepayments automatically will reduce the size of the credit facility. Borrowings under the Credit Agreement will bear interest, at the Partnership’s election, based on LIBOR or the alternate base rate (the highest of the Administrative Agent’s prime rate, the Federal Funds rate, or one month LIBOR plus 1%).  The Credit Agreement includes financial and other covenants and events of default that are common in such agreements. The financial and other covenants under the credit facility are comparable to those under the Partnership’s existing revolving credit facility.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                           Credit Agreement, dated as of August 6, 2012, among Kinder Morgan Energy Partners, L.P.; Wells Fargo Bank, National Association, as Administrative Agent; Barclays Bank PLC, as Syndication Agent; and the lenders party thereto.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.

	By:	KINDER MORGAN G.P., INC.,
its general partner

		By:	KINDER MORGAN MANAGEMENT, LLC,
its delegate

Dated: August 10, 2012			By:	/s/ Kimberly A. Dang
Kimberly A. Dang
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Credit Agreement, dated as of August 6, 2012, among Kinder Morgan Energy Partners, L.P.; Wells Fargo Bank, National Association, as Administrative Agent; Barclays Bank PLC, as Syndication Agent; and the lenders party thereto.